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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Western Digital Corporation:


We consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus relating to the Western Digital Corporation Amended and Restated Stock Option Plan for Non-Employee Directors of our report dated July 27, 2000, except as to Note 11, which is as of September 26, 2000, related to the consolidated balance sheets of Western Digital Corporation and its subsidiaries as of July 3, 1999 and June 30, 2000, and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the years in the three-year period ended June 30, 2000, and the related financial statement schedule, which report appears in the Western Digital Corporation Annual Report on Form 10-K for the year ended June 30, 2000.


                                                  /s/ KPMG LLP
                                                  ------------------------------
                                                      KPMG LLP


Orange County, California
March 8, 2001